                                                                     Exhibit 3.7


STATE OF NEW YORK   }
                      SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON JUL 22 2002


[SEAL]                                                 /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        B. and C. Sanitation Corporation

                Under Section 402 of the Business Corporation Law

     The undersigned, for the purpose of forming a corporation under Section 402 of the Business Corporation Law, hereby certifies:

     1.   The name of the Corporation shall be B. and C. Sanitation Corporation.

     2.   The purposes for which it is formed are as follows:

          (a) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the concern or approval of any State official, Department, Board, Agency or other Body without such concern or approval first being obtained.

          (b) To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire and deal in realty and personal property of every name and nature in any way necessary or helpful to carry out the purposes heretofore mentioned.

     3. The office of the Corporation is to be located at Outer Maple Street, Potsdam, County of St. Lawrence, State of New York.

     4. The aggregate number of shares which the Corporation shall have authority to issue is two hundred shares of common stock, all of which shall be of one class, without par value.

     5. The Secretary of the State of New York is designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any such process served upon him is Outer Maple Street, Postdam, New York.

     6.   The subscriber is of the age of eighteen (18) years or over.

     In WITNESS WHEREOF, the undersigned has hereunto set his hand the 4th day of April, 1987.

                                            /s/ Chester G. Bisnett
                                            -------------------------------
                                            CHESTER G. BISNETT
                                            Route 1, O'Brien Road
                                            Norwood, New York

STATE OF NEW YORK)
COUNTY OF ST. LAWRENCE )ss:

     On the 4th day of April, 1987, before me, the subscriber, personally appeared CHESTER G. BISNETT, to me personally known and known to me to be the same persons described in and who executed the foregoing instrument and they acknowledged to me that they executed the same.

[SEAL]                                      /s/ David N. Cobley
                                            ------------------------------------
                                            Notary Public St. Lawrence Co., N.Y.
                                            My Commission Exps.

B482795

                          CERTIFICATE OF INCORPORATION

                                       OF

                           B. AND C. SANITATION CORP.

                Under Section 402 of the Business Corporation Law

                   STATE OF NEW YORK
                   DEPARTMENT OF STATE

                   FILED APR 13 1987

                   AMT. OF CHECK $ 120
                   FILING FEE $100
                   TAX $10
                   COUNTY FEE $______
                   COPY $______
                   REFUND $______
                   SPEC HANDLE $ 10
                   BY: /s/ [ILLEGIBLE]
                      --------------------

                                 /s/ [ILLEGIBLE]
                                 ---------------
                              DANIEL S. COHEN, P.C.
                                ATTORNEYS AT LAW
                               258 GENESEE STREET
                              UTICA, NEW YORK 13502
                                 (315) 797-8066

STATE OF NEW YORK   }
                      SS:
DEPARTMENT OF STATE }

I HEREBY CERTIFY THAT THE ANNEXED COPY HAS BEEN COMPARED WITH THE ORIGINAL DOCUMENT IN THE CUSTODY OF THE SECRETARY OF STATE AND THAT THE SAME IS A TRUE COPY OF SAID ORIGINAL.

     WITNESS MY HAND AND SEAL OF THE DEPARTMENT OF STATE ON JUL 22, 2002.

[SEAL]                                                 /s/ [ILLEGIBLE]

                                               SPECIAL DEPUTY SECRETARY OF STATE

                              CERTIFICATE OF MERGER

                                       OF

                              BC ACQUISITION, INC.

                                       AND

                        B. and C. SANITATION CORPORATION

                                      INTO

                        B. and C. SANITATION CORPORATION

                Under Section 904 of the Business Corporation Law

     We, the undersigned, being respectively the Vice President and Assistant Secretary of BC Acquisition, Inc., and the President and Secretary of B. and C. Sanitation Corporation, certify:

The Agreement and Plan of the Merger was adopted by the board of directors of each constituent corporation.

     1.   The name of each constituent corporation is as follows:

            BC Acquisition, Inc. and B. and C. Sanitation Corporation

     2.   The name of the surviving corporation is:

                        B. and C. Sanitation Corporation.

     3. The number of outstanding shares of BC Acquisition, Inc. is ten (10) shares without par value, all of which are entitled to vote. The number of outstanding shares of B. and C. Sanitation Corporation is twenty seven (27) shares without par value, all of which shares are entitled to vote.

     4. The Certificate of Incorporation of BC Acquisition, Inc., was filed by the Department of State on the 8th day of October, 1998 and the Certificate of Incorporation of B. and C. Sanitation

          Corporation, was filed by the Department of State on April 13, 1987.

     5. The Merger was authorized by the Unanimous Written Consent of all outstanding shares of BC Acquisition, Inc., entitled to vote thereon and by the Unanimous Written Consent of all outstanding shares of B. and C. Sanitation Corporation, entitled to vote thereon.

     6. The Merger shall be effective on the filing of this Certificate of Merger by the Department of State.

     IN WITNESS WHEREOF, the undersigned have each signed this certificate and affirmed the truth of the statements contained therein under penalty of perjury this 29th of October, 1998.

                                          BC ACQUISITION, INC.


                                          By: /s/ Jerry S. Cifor
                                              ----------------------------------
                                              Jerry S. Cifor, Vice President
                                              and Assistant Secretary

                                          B. and C. SANITATION CORPORATION


                                          By: /s/ Howard J.Cornwell
                                              ----------------------------------
                                              Howard J. Cornwell, President

                                          By: /s/ Chester W. Bisnett
                                              ----------------------------------
                                              Chester W. Bisnett, Secretary

                                                                   F981029000688

                              CERTIFICATE OF MERGER

                                       OF

                              BC ACQUISITION, INC.

                                       AND

                        B. and C. SANITATION CORPORATION

                                      INTO

                        B. and C. SANITATION CORPORATION

                Under Section 904 of the Business Corporation Law


                   [NATIONWIDE INFORMATION SERVICES INC LOGO]
                                 52 JAMES STREET
                                 ALBANY NY 12207
                                 (800) 873-3482
                               (800) 234-8522 FAX

                                    * FILER:

                                  Jack Quigley
                           Corporate Assistant Manager

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED OCT 29 1998
TAX $ 0
      ---------------
BY:    [ILLEGIBLE]
   ------------------
       ST. LAWRENCE

                                                                    981029000710